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Exhibit 10.30

UNLIMITED GUARANTY

        THIS UNLIMITED GUARANTY ("Guaranty") is made as of the 21st day of December, 2004, by the Guarantor (as hereinafter defined) in favor of Agent (as hereinafter defined) for the benefit of Lenders (as hereinafter defined) under the Credit Agreement referred to below.

        1.    Definitions.    As used in this Guaranty, the following terms shall have the meanings indicated below:

          (a)   The term "Lenders" shall mean BANK ONE, NA, CANADA BRANCH ("Bank One"), and the other Lenders that are parties to that certain Third Amended and Restated Credit Agreement as of January 27, 2004 (the "Credit Agreement") between Borrower (as hereinafter defined), Bank One, in its capacity as agent for the Lenders ("Agent"), and the Lenders, the address for notice purposes for Agent, for the Benefit of Lenders, is the following:

Bank One, NA, Canada Branch
BCE Place
161 Bay Street, Suite 4240
Toronto, Ontario, Canada M5J 2S1
Attention: Michael N. Tam, Vice President

With a copy to

Bank One, NA
1717 Main Street
Mail Code TX1-2448
Dallas, Texas 75201
Facsimile No.: 214-290-2332
Attention: Wm. Mark Cranmer
Director, Capital Markets

          (b)   The term "Borrower" (whether one or more) shall mean the following:

Addison Energy Inc.
c/o EXCO Resources, Inc.
12377 Merit Drive, Suite 1700
Dallas, Texas 75251
Facsimile No. 214/368-1087
Attention: Douglas H. Miller, Chief Executive Officer and
J. Douglas Ramsey, Chief Financial Officer

          (c)   The term "Guarantor" shall mean, collectively, Pinestone Resources, LLC, a Delaware limited liability company, whose address for notice purposes is the following:

EXCO Resources, Inc.
12377 Merit Drive, Suite 1700
Dallas, Texas 75251
Attention: Douglas H. Miller
Chief Executive Officer
Attention: J. Douglas Ramsey
Chief Financial Officer
Facsimile No.: 214-368-2087

        2.     The term "Guaranteed Indebtedness" shall mean (i) all indebtedness, obligations and liabilities of Borrower to Lenders of any kind or character now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, and regardless of whether such indebtedness, obligations and liabilities may, prior to their acquisition by Lenders, be or have been payable to or in favor of a third party and subsequently acquired by Lenders (it being contemplated that Lenders may make such acquisitions from third parties), including without limitation all indebtedness, obligations and liabilities of Borrower to Lenders now existing or hereafter arising by note, draft, acceptance, guaranty, endorsement, letter of credit, assignment, purchase, overdraft, discount, indemnity agreement or otherwise, (ii) all accrued but unpaid interest on any of the indebtedness described in (i) above, (iii) all obligations of Borrower to Lenders under any documents evidencing, securing, governing and/or pertaining to all or any part of the indebtedness described in (i) and (ii) above, (iv) all obligations whatsoever, whether absolute or contingent, arising, evidenced or acquired under any and all Rate Management Transactions with any Lender or any Affiliate of any Lender that is a party to any such Rate Management Transaction, (v) all costs and expenses incurred by Lenders in connection with the collection and administration of all or any part of the indebtedness and obligations described in (i), (ii), (iii) and (iv) above or the protection or preservation of, or realization upon, the collateral securing all or any part of such indebtedness and obligations, including without limitation all reasonable attorneys' fees, and (vi) all renewals, extensions, modifications and rearrangements of the indebtedness and obligations described in (i), (ii), (iii), (iv) and (v) above.

        3.    Obligations.    As an inducement to Lenders to extend or continue to extend credit and other financial accommodations to Borrower, the Guarantor, for value received, does hereby unconditionally and absolutely guarantee the prompt and full payment and performance of the Guaranteed Indebtedness when due or declared to be due and at all times thereafter. Notwithstanding the foregoing, however, the liability of the Guarantor hereunder with respect to the Guaranteed Indebtedness shall be limited to the maximum amount of liability that can be incurred without rendering this Guaranty, as it relates to the Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount.

        4.    Character of Obligations.    This is an absolute, continuing and unconditional Guaranty of payment and not of collection and if at any time or from time to time there is no outstanding Guaranteed Indebtedness, the obligations of the Guarantor with respect to any and all Guaranteed Indebtedness of Borrower to Lenders incurred thereafter shall not be affected. All Guaranteed Indebtedness heretofore, concurrently herewith or hereafter made by Lenders to Borrower shall be conclusively presumed to have been made or acquired in acceptance hereof. The Guarantor shall be primarily liable, jointly and severally, with Borrower and any other guarantor of all or any part of the Guaranteed Indebtedness.

        5.    Right of Revocation.    The Guarantor understands and agrees that the Guarantor may revoke the Guarantor's future obligations under this Guaranty at any time by giving Agent written notice that the Guarantor will not be liable hereunder for any indebtedness or obligations of Borrower incurred on or after the effective date of such revocation. Such revocation shall be deemed to be effective on the day following the day Agent receives such notice delivered either by (a) personal delivery to the address and designed department of Agent identified in subparagraph 1(a) above, or (b) United States mail, registered or certified, return receipt requested, postage prepaid, addressed to Agent at the address shown in subparagraph 1(a) above. Notwithstanding such revocation, the Guarantor shall remain liable on the Guarantor's obligations hereunder until payment in full to Lenders of (x) all of the Guaranteed Indebtedness that is outstanding on the effective date of such revocation, and any renewals and extensions thereof, and (y) all loans, advances and other extensions of credit made to or for the account of Borrower on or after the effective date of such revocation pursuant to the obligation of Lenders under a commitment or agreement made to or with Borrower prior to the effective date of such revocation. The terms and conditions of this Guaranty, including without limitation the consents and waivers set forth in paragraph 7 hereof, shall remain in effect with respect to the Guaranteed Indebtedness described in the preceding sentence in the same manner as if such revocation had not been made by the Guarantor.

        6.    Representations and Warranties.    The Guarantor hereby represents and warrants the following to Agent:

          (a)   This Guaranty may reasonably be expected to benefit, directly or indirectly, the Guarantor, and the Guarantor's governing body has determined that this Guaranty may reasonably be expected to benefit, directly or indirectly, the Guarantor;

          (b)   The Guarantor is familiar with, and has independently reviewed the books and records regarding, the financial condition of Borrower and is familiar with the value of any and all collateral intended to be security for the payment of all or any part of the Guaranteed Indebtedness; provided, however, the Guarantor is not relying on such financial condition or collateral as an inducement to enter into this Guaranty;

          (c)   The Guarantor has adequate means to obtain from Borrower on a continuing basis information concerning the financial condition of Borrower and the Guarantor is not relying on Lenders to provide such information to the Guarantor either now or in the future;

          (d)   The Guarantor has the power and authority to execute, deliver and perform this Guaranty and any other agreements executed by the Guarantor contemporaneously herewith, and the execution, delivery and performance of this Guaranty and any other agreements executed by the Guarantor contemporaneously herewith does not and will not violate (i) any agreement or instrument to which the Guarantor is a party, (ii) any law, rule, regulation or order of any governmental authority to which the Guarantor is subject, or (iii) the Guarantor's organizational documents;

          (e)   Neither Lenders nor any other party has made any representation, warranty or statement to the Guarantor in order to induce the Guarantor to execute this Guaranty;

          (f)    The financial statements and other financial information regarding the Guarantor heretofore and hereafter delivered to Lenders are and shall be true and correct in all material respects and fairly present the financial position of the Guarantor as of the dates thereof, and no material adverse change has occurred in the financial condition of the Guarantor reflected in the financial statements and other financial information regarding the Guarantor heretofore delivered to Agent and Lenders since the date of the last statement thereof; and

          (g)   As of the date hereof, and after giving effect to this Guaranty and the obligations evidenced hereby, (i) the Guarantor is and will be solvent, (ii) the fair saleable value of the Guarantor's assets exceeds and will continue to exceed the Guarantor's liabilities (both fixed and contingent), (iii) the Guarantor is and will continue to be able to pay the Guarantor's debts as they mature, and (iv) if the Guarantor is not an individual, the Guarantor has and will continue to have sufficient capital to carry on its business and all businesses in which it is about to engage.

        7.    Covenants.    The Guarantor hereby covenants, that so long as any Lender has any amount outstanding under the Credit Agreement, any Rate Management Transaction remains in effect or any of the Guaranteed Indebtedness shall remain unpaid, that it will, and, if necessary, will enable the Borrower to, fully comply with those covenants and agreements set forth in the Credit Agreement.

        8.    Consent and Waiver.

          (a)   The Guarantor waives (i) promptness, diligence and notice of acceptance of this Guaranty and notice of the incurring of any obligation, indebtedness or liability to which this Guaranty applies or may apply and waives presentment for payment, notice of nonpayment, protest, demand, notice of protest, notice of intent to accelerate, notice of acceleration, notice of dishonor, diligence in enforcement and indulgences of every kind, and (ii) the taking of any other action of Agent, including without limitation giving any notice of default or any other notice to, or making any demand on, Borrower, any other guarantor of all or any part of the Guaranteed Indebtedness or any other party.

          (b)   Agent may at any time, without the consent of or notice to the Guarantor, without incurring responsibility to the Guarantor and without impairing, releasing, reducing or affecting the obligations of the Guarantor hereunder: (i) change the manner, place or terms of payment of all or any part of the Guaranteed Indebtedness, or renew, extend, modify, rearrange or alter all or any part of the Guaranteed Indebtedness; (ii) sell, exchange, release, surrender, subordinate, realize upon or otherwise deal with in any manner and in any order any collateral for all or any part of the Guaranteed Indebtedness or this Guaranty or setoff against all or any part of the Guaranteed Indebtedness; (iii) neglect, delay, omit, fail or refuse to take or prosecute any action for the collection of all or any part of the Guaranteed Indebtedness or this Guaranty or to take or prosecute any action in connection with any instrument or agreement evidencing, governing or securing all or any part of the Guaranteed Indebtedness or this Guaranty; (iv) exercise or refrain from exercising any rights against Borrower or others, or otherwise act or refrain from acting; (v) settle or compromise all or any part of the Guaranteed Indebtedness and subordinate the payment of all or any part of the Guaranteed Indebtedness to the payment of any obligations, indebtedness or liabilities which may be due or become due to Lenders or others; (vi) apply any deposit balance, fund, payment, collections through process of law or otherwise or other collateral of Borrower to the satisfaction and liquidation of the indebtedness or obligations of Borrower to Lenders not guaranteed under this Guaranty pursuant to paragraph 3 herein; and (vii) apply any sums paid to Lenders by the Guarantor, Borrower or others to the Guaranteed Indebtedness in such order and manner as Agent, in its sole discretion, may determine.

          (c)   The Guarantor hereby agrees not to assert any right, claim, or cause of action, including, without limitation, a claim for subrogation, reimbursement, indemnification or otherwise, against the Borrower arising out of or by reason of this Guaranty or the obligations hereunder, including, without limitation, the payment or securing or purchasing of any of the Guaranteed Indebtedness by the Guarantor unless and until the Guaranteed Indebtedness is indefeasibly paid in full, any commitment to lend under the Credit Agreement and any other Loan Documents is terminated and all Rate Management Transactions have terminated or expired.

          (d)   Should Agent seek to enforce the obligations of the Guarantor hereunder by action in any court or otherwise, the Guarantor waives any requirement, substantive or procedural, that (i) Agent first enforce any rights or remedies against Borrower or any other person or entity liable to Lenders for all or any part of the Guaranteed Indebtedness, including without limitation that a judgment first be rendered against Borrower or any other person or entity, or that Borrower or any other person or entity should be joined in such cause, or (ii) Agent shall first enforce rights against any collateral which shall ever have been given to secure all or any part of the Guaranteed Indebtedness or this Guaranty. Such waiver shall be without prejudice to Agent's right, at its option, to proceed against Borrower or any other person or entity, whether by separate action or by joinder.

          (e)   In addition to any other waivers, agreements and covenants of the Guarantor set forth herein, the Guarantor hereby further waives and releases all claims, causes of action, defenses and offsets for any act or omission of Agent, its directors, officers, employees, representatives or agents in connection with Agent's administration of the Guaranteed Indebtedness, except for Agent's willful misconduct and gross negligence.

        9.    Obligations Not Impaired.

          (a)   The Guarantor agrees that the Guarantor's obligations hereunder shall not be released, diminished, impaired, reduced or affected by the occurrence of any one or more of the following events: (i) the death, disability or lack of corporate power of Borrower, the Guarantor (except as provided in paragraph 11 herein) or any other guarantor of all or any part of the Guaranteed Indebtedness, (ii) any receivership, insolvency, bankruptcy or other proceedings affecting Borrower, the Guarantor or any other guarantor of all or any part of the Guaranteed Indebtedness, or any of their respective property; (iii) the partial or total release or discharge of Borrower or any other guarantor of all or any part of the Guaranteed Indebtedness, or any other person or entity from the performance of any obligation contained in any instrument or agreement evidencing, governing or securing all or any part of the Guaranteed Indebtedness, whether occurring by reason of law or otherwise; (iv) the taking or accepting of any collateral for all or any part of the Guaranteed Indebtedness or this Guaranty; (v) the taking or accepting of any other guaranty for all or any part of the Guaranteed Indebtedness; (vi) any failure by Agent to acquire, perfect or continue any lien or security interest on collateral securing all or any part of the Guaranteed Indebtedness or this Guaranty; (vii) the impairment of any collateral securing all or any part of the Guaranteed Indebtedness or this Guaranty; (viii) any failure by Agent to sell any collateral securing all or any part of the Guaranteed Indebtedness or this Guaranty in a commercially reasonable manner or as otherwise required by law; (ix) any invalidity or unenforceability of or defect or deficiency in any instrument or agreement evidencing, governing or securing all or any part of the Guaranteed Indebtedness or this Guaranty; or (x) any other circumstances which might otherwise constitute a defense available to, or discharge of, Borrower or any other guarantor of all or any part of the Guaranteed Indebtedness.

          (b)   This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of all or any part of the Guaranteed Indebtedness is rescinded or must otherwise be returned by Agent upon the insolvency, bankruptcy or reorganization of Borrower, the Guarantor, any other guarantor of all or any part of the Guaranteed Indebtedness, or otherwise, all as though such payment had not been made.

          (c)   In the event Borrower is a corporation, joint stock association or partnership, or is hereafter incorporated, none of the following shall affect the Guarantor's liability hereunder: (i) the unenforceability of all or any part of the Guaranteed Indebtedness against Borrower by reason of the fact that the Guaranteed Indebtedness exceeds the amount permitted by law; (ii) the act of creating all or any part of the Guaranteed Indebtedness is ultra vires; or (iii) the officers or partners creating all or any part of the Guaranteed Indebtedness acted in excess of their authority. The Guarantor hereby acknowledges that withdrawal from, or termination of, any ownership interest in Borrower now or hereafter owned or held by the Guarantor shall not alter, affect or in any way limit the obligations of the Guarantor hereunder.

        10.    Actions against the Guarantor.    In the event of a default in the payment or performance of all or any part of the Guaranteed Indebtedness when such Guaranteed Indebtedness becomes due, whether by its terms, by acceleration or otherwise, the Guarantor shall, without notice or demand, promptly pay the amount due thereon to Lenders, in lawful money of the United States, at Agent's address set forth hereinabove. One or more successive or concurrent actions may be brought against the Guarantor, either in the same action in which Borrower is sued or in separate actions, as often as Agent deems advisable. The exercise by Agent of any right or remedy under this Guaranty or under any other agreement or instrument, at law, in equity or otherwise, shall not preclude concurrent or subsequent exercise of any other right or remedy. The books and records of Lenders shall be admissible in evidence in any action or proceeding involving this Guaranty and shall be prima facie evidence of the payments made on, and the outstanding balance of, the Guaranteed Indebtedness.

        11.    Payment by the Guarantor.    Whenever the Guarantor pays any sum which is or may become due under this Guaranty, written notice must be delivered to Agent contemporaneously with such payment. Such notice shall be effective for purposes of this paragraph when contemporaneously with such payment Agent receives such notice either by: (a) personal delivery to the address and designated department of Agent identified in subparagraph 1(a) above, or (b) United States mail, certified or registered, return receipt requested, postage prepaid, addressed to Agent at the address shown in subparagraph 1(a) above. In the absence of such notice to Agent by the Guarantor in compliance with the provisions hereof, any sum received by Agent on account of the Guaranteed Indebtedness shall be conclusively deemed paid by Borrower.

        12.    Judgment Currency.    If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Guarantor hereunder in the currency expressed to be payable herein (the "Specified Currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the Specified Currency with such other currency at the Agent's main Toronto, Ontario, Canada office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of the Guarantor in respect of any sum due to any Lender or the Agent hereunder shall, notwithstanding any judgment in a currency other than the Specified Currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the Specified Currency with such other currency. If the amount of the Specified Currency so purchased is less than the sum originally due to such Lender or the Agent, as the case may be, in the Specified Currency, the Guarantor agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Agent, as the case may be, against such loss, and if the amount of the Specified Currency so purchased exceeds the sum originally due to any Lender or the Agent, as the case may be, in the Specified Currency, such Lender or the Agent, as the case may be, agrees to remit such excess to the Guarantor. The Specified Currency in which obligation hereunder is payable is the Canadian Dollar.

        13.    Notice of Sale.    In the event that the Guarantor is entitled to receive any notice under the Uniform Commercial Code, as it exists in the state governing any such notice, of the sale or other disposition of any collateral securing all or any part of the Guaranteed Indebtedness or this Guaranty, reasonable notice shall be deemed given when such notice is deposited in the United States mail, postage prepaid, at the address for the Guarantor set forth in subparagraph 1(c) above, five (5) days prior to the date any public sale, or after which any private sale, of any such collateral is to be held; provided, however, that notice given in any other reasonable manner or at any other reasonable time shall be sufficient.

        14.    Waiver of Lenders.    No delay on the part of Agent in exercising any right hereunder or failure to exercise the same shall operate as a waiver of such right. In no event shall any waiver of the provisions of this Guaranty be effective unless the same be in writing and signed by an officer of Agent, and then only in the specific instance and for the purpose given.

        15.    Successors and Assigns.    This Guaranty is for the benefit of Agent, its successors and assigns. This Guaranty is binding upon the Guarantor's heirs, executors, administrators, personal representatives and successors, including without limitation any person or entity obligated by operation of law upon the reorganization, merger, consolidation or other change in the organizational structure of the Guarantor.

        16.    Costs and Expenses.    The Guarantor shall pay on demand by Agent all costs and expenses (including without limitation all reasonable attorneys' fees) incurred by Agent in connection with the preparation, administration, enforcement and/or collection of this Guaranty. This covenant shall survive the payment of the Guaranteed Indebtedness.

        17.    Severability.    If any provision of this Guaranty is held by a court of competent jurisdiction to be illegal, invalid or enforceable under present or future laws, such provision shall be fully severable, shall not impair or invalidate the remainder of this Guaranty and the effect thereof shall be confined to the provision held to be illegal, invalid or unenforceable.

        18.    No Obligation.    Nothing contained herein shall be construed as an obligation on the part of Lenders to extend or continue to extend credit to Borrower.

        19.    Amendment.    No modification or amendment of any provision of this Guaranty, nor consent to any departure by the Guarantor therefrom, shall be effective unless the same shall be in writing and signed by an officer of Agent, and then shall be effective only in the specific instance and for the purpose for which given.

        20.    Cumulative Rights.    All rights and remedies of Agent hereunder are cumulative of each other and of every other right or remedy which Agent may otherwise have at law or in equity or under any instrument or agreement, and the exercise of one or more of such rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of any other rights or remedies.

        21.    Governing Law.    THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAWS.

        22.    Venue.    This Guaranty has been entered into in the county in Texas where Agent's address for notice purposes is located, and it shall be performable for all purposes in such county. Courts within Dallas County, Texas shall have jurisdiction over any and all disputes arising under or pertaining to this Guaranty and venue for any such disputes shall be in the county or judicial district where the Agent's address for notice purposes is located.

        23.    Compliance with Applicable Usury Laws.    Notwithstanding any other provision of this Guaranty or of any instrument or agreement evidencing, governing or securing all or any part of the Guaranteed Indebtedness, the Guarantor and Agent, by its acceptance hereof, agree that the Guarantor shall never be required or obligated to pay interest in excess of the maximum nonusurious interest rate as may be authorized by applicable law for the written contracts which constitute the Guaranteed Indebtedness. It is the intention of the Guarantor and Agent to conform strictly to the applicable laws which limit interest rates, and any of the aforesaid contracts for interest, if and to the extent payable by the Guarantor, shall be held to be subject to reduction to the maximum nonusurious interest rate allowed under said law.

        24.    Descriptive Headings.    The captions in this Guaranty are for convenience only and shall not define or limit the provisions hereof.

        25.    Gender.    Within this Guaranty, words of any gender shall be held and construed to include the other gender.

        26.    Entire Agreement.    This Guaranty contains the entire agreement between the Guarantor and Agent regarding the subject matter hereof and supersedes all prior written and oral agreements and understandings, if any, regarding same; provided, however, this Guaranty is in addition to and does not replace, cancel, modify or affect any other guaranty of the Guarantor now or hereafter held by Agent that relates to Borrower or any other person or entity.

        EXECUTED as of the date first above written.

GUARANTOR:
PINESTONE RESOURCES, LLC a Delaware limited liability company

By:	/s/ J. Douglas Ramsey
Name:	J. Douglas Ramsey
Title:	Vice President and Chief Financial Officer
BANK ONE, NA, CANADA BRANCH

By:	/s/ Wm. Mark Cranmer
Name:	Wm. Mark Cranmer
Title:	Director, Capital Markets

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  Exhibit 10.30
UNLIMITED GUARANTY